May 12, 2004

Analyst Contact: Dan Stevens, 816-860-4617

Corporate Communication Contact: Bridget Hess, 816-860-5644

R. CROSBY KEMPER III RESIGNS FROM UMB FINANCIAL CORPORATION;
COMPANY NAMES J. MARINER KEMPER CHAIRMAN AND CEO

Kansas City, Mo. -- UMB Financial Corporation (NASDAQ: UMBF) announced today that R. Crosby Kemper III has resigned as chairman and CEO effective immediately. J. Mariner Kemper, chairman of UMB Bank, Colorado, has been elected as a director and will replace R. Crosby Kemper III as chairman and CEO of UMB Financial Corporation, effective immediately.

The company also announced that Peter deSilva, current president and COO of UMB Financial Corporation, will assume additional responsibilities and will become chairman and CEO of the lead bank, UMB Bank, n.a., effective immediately.

"We thank Crosby III for his leadership and now look forward to a new era for UMB under the leadership of Mariner and Peter," commented R. Crosby Kemper, Jr. "The melding of Mariner's experience at UMB and Peter's extensive expertise outside UMB gives us a very strong combination of new perspective and stability. As I've clearly indicated, we intend to remain a highly successful independent bank and this transition of leadership is consistent with our goal."

"We will have a seamless transition of management responsibility," said J. Mariner Kemper. "I look forward to working with Peter deSilva and all UMB associates to successfully achieve our corporate goals and meet the expectations of our customers and shareholders."

"Our goal will always be profitable growth," deSilva said. "Whatever we can do to provide customer service in the most effective manner will help drive profitability and growth. We will be sharply focused on these goals because they represent the key in delivering for our customers, associates and shareholders."

About UMB:

UMB Financial Corporation is a financial services company headquartered in Kansas City, Mo., offering complete banking and related financial services to both individual and business customers. Its banking subsidiaries own and operate 153 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma and Nebraska. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisc., a trust management company in South Dakota, and single-purpose companies that deal with brokerage services, consulting services and insurance.

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